FOR IMMEDIATE RELEASE

Wm. Wrigley Jr. Company Announces Organizational Structure for the Future

CHICAGO - September 30, 2003 - The Wm. Wrigley Jr. Company (NYSE: WWY) announced a management team and organizational realignment to continue to accelerate its growth and leadership in the confectionery field.

"Our new structure will better align our management resources and accountability against key business priorities. This will enable us to more fully leverage our global scale - both operationally and strategically - and position us to take full advantage of promising opportunities we see in the dynamic, worldwide confectionery marketplace," stated Bill Wrigley, Jr.

To facilitate the evolution of the Wrigley business, the following organizational structure will be effective January 1, 2004:

-	Bill Wrigley, Jr. will become Chairman of the Board, while continuing as President and Chief Executive Officer.

-	Ronald V. Waters will step into the new role of Chief Operating Officer, while maintaining his position as Chief Financial Officer.

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Peter R. Hempstead, formerly Senior Vice President - International, will assume the newly created role of Senior Vice President - Worldwide Strategy & New Business, directing strategic planning, new business development, mergers and acquisitions, and development of global brands.

-	Dr. Surinder Kumar will continue to lead the Wrigley Company's global R&D, Quality Assurance and Scientific & Regulatory Affairs teams as Senior Vice President & Chief Innovation Officer.

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Gary E. McCullough, formerly Senior Vice President - Americas, will take on the new position of Senior Vice President - Worldwide Commercial Business, with combined responsibility for all geographic business units.

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Dushan (Duke) Petrovich, formerly Senior Vice President - People, Learning & Development, will become the Wrigley Company's new Senior Vice President & Chief Administrative Officer, retaining overall responsibility for Human Resources, while taking on global responsibility for Information Technology and Corporate Communications.

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Darrell Splithoff, Senior Vice President - Supply Chain, will assume more direct global accountability for key manufacturing and purchasing activities, with all regional supply chain functions reporting to him.

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The assumption of key line management oversight by Ron Waters as the Company's first Chief Operating Officer, will enable Bill Wrigley, Jr. to focus on areas critical to the Company's long-term success and business growth, including strategic direction, innovation, and people development.

Ron Waters commented, "I am pleased to have this opportunity to play a new and more direct role in translating our strategic vision into operational excellence, and I could not be more enthusiastic about the talent of the people on our team and the future possibilities for the Wrigley Company."

Under the new management structure, Ron Waters, Surinder Kumar, Duke Petrovich and Howard Malovany, Vice President, Secretary & General Counsel will report to Bill Wrigley, Jr. Reporting to Ron Waters will be Peter Hempstead, Gary McCullough, Darrell Splithoff and Reuben Gamoran, with the new title of Vice President - Finance.

"This is an incredibly exciting time for our Company," noted Wrigley. "These moves will enable an already dynamic leadership team and organization to better leverage the extraordinary power of Wrigley brands, operations and people to create generational growth for all our stakeholders around the world."

The Wrigley Company is a recognized leader in the confectionery field and the world's largest manufacturer and marketer of chewing gum, with global sales of over $2.7 billion. The Company markets its world-famous brands in over 150 countries. Those brands, a couple of which have been around for more than a century, include Doublemint(TM), Wrigley's Spearmint(TM), Big Red(TM), Juicy Fruit(TM), Winterfresh(TM), Extra(TM), Freedent(TM), Hubba Bubba(TM), Orbit(TM), Excel(TM), Eclipse(TM), Airwaves(TM), Alpine(TM), Cool Air(TM), and P.K.(TM)

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FROM:	WM. WRIGLEY JR. COMPANY Christopher Perille, Senior Director - Corporate Communications Phone: (312) 645-4077

To the extent that statements contained in this press release may be considered forward-looking statements, the following will be deemed to be the Company's meaningful cautionary disclosure regarding such statements. A variety of factors could cause actual results to differ materially from the anticipated results or expectations expressed. The important factors that could affect these outcomes are set forth in Exhibit 99 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002.